SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2004

   COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Ligonier Street, Latrobe, PA	15650
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 539-3501

Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 28, 2004, Louis T. Steiner resigned as Vice Chairman, President, Chief Executive Officer and director of Commercial National Financial Corporation (the “Company”) and as officer and director of each of the Company’s subsidiaries. In addition, Louis A. Steiner has resigned as Chairman of the Company, although will remain a director of the Company and its subsidiaries. The Company has named its Vice Chairman and Chief Financial Officer to the additional positions of Interim Chairman, President and Chief Executive Officer.

The Company issued a press release announcing these changes on January 29, 2004. A copy of the press release is attached to this Report as Exhibit 99.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                         Commercial National Financial Corporation

                                                                                                   (Registrant)

Date: January 29, 2004

By:	/s/ Gregg E. Hunter
Interim President and Chief Executive
Officer